PRESS RELEASE - FOR IMMEDIATE RELEASE

MEDEOREX ANNOUNCES CHANGE
IN STOCK TRADING SYMBOL TO ‘MXRI’
FOLLOWING CHANGE IN COMPANY NAME

NEW YORK - September 29, 2004 - Medeorex, Inc. (OTC BB: MXRI) announced today that it has completed a change in its stock trading symbol on the NASD Over-The-Counter Bulletin Board to “MXRI” from “CXTX.”

The company previously changed its corporate name to Medeorex, Inc. from Clixtix, Inc. on September 23, 2004, following approval by its board of directors and shareholders. The name change is the result of the company now focusing its business interests in the health services industry.

The name and stock symbol changes follow the previously reported sale on September 13, 2004 of all of the assets and liabilities relating to the company’s theater ticket business to an entity controlled by the company’s former president.

For more detailed information on the above and related items, see the company’s Current Report on Form 8-K filed on September 17, 2004.

Medeorex, Inc., based here in New York City, operates in the health services industry through its wholly owned subsidiary MDRX, Inc.

For more information, please contact:

Jay Green
Executive VP
Medeorex, Inc.
212-838-2585

825 Third Avenue, 40th Floor, New York, NY 10022 Telephone 212-838-2585 Facsimile 212-838-0060